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                                                                      Exhibit 21

LISTING OF THE COMPANY'S SUBSIDIARIES

American Eye Instruments, Inc.
Aspen Healthcare Inc.
Blake Woods ASC
California Refractive LLC
CUSA 2002 Investments, LLC
Huntsville Center for Advanced Cataract Surgery LLC
Laser Access of Indiana LLC
Laser Eye Care of California, LLC
Laser Vision Center of Edina LLC
Laser Vision Centers, Inc.
Laservision (Europe) Limited
LaserVision Centres Limited
Laser Vision Limited
Laservision Harley Street Limited
Long Island Refractive LLC
LVCI California, LLC
Midwest Surgical Services, Inc.
New Mexico Refractive LLC
New Vision Strategies LLLC
Northwestern Laser Vision LLC
OccuLogix Holdings, Inc.
OccuLogix, Inc.
OccuLogix LLC
OccuLogix LP
OccuLogix Management Inc.
Ogden Refractive LLC
Ontario Laser Center LLC
OR Partners, Inc.
OR Providers, Inc.
Oxford Eye Surgery Center, LP
Permian Basin Surgical Care Center Ltd.
Phoenix Eye Surgical Center
Providence Refractive LLC
Refractive Laser Partnership No. 1
RHEO Clinic, Inc.
Rockland Surgery Center LP
San Jose Refractive LLC
Southeast Medical, Inc.
Southern Ophthalmics, Inc.
Texoma Regional Surgery Center LLC
TLC Apheresis Inc.
TLC Ardmore LLC
TLC Capital Corporation
TLC Florida Eye Laser Center LLC
TLC Laser Eye Care of La Jolla LLC
TLC Laser Eye Care of Torrance LLC
TLC Laser Eye Centers (ATAC) LLC
TLC Laser Eye Centers (Piedmont/Atlanta) LLC
TLC Laser Eye Centers (Refractive I) Inc.


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TLC Managed Care Inc.
TLC Management Services Inc.
TLC Michigan L.L.C.
TLC Michigan Investments, LLC
TLC Midwest Eye Laser Center, Inc.
TLC Network Services Inc.
TLC Northwest Ohio LLC
TLC Oklahoma Doctors L.L.C.
TLC Personnel Services LLC
TLC The Laser Center (Annapolis) Inc.
TLC The Laser Center (Baltimore Management) LLC
TLC The Laser Center (Baltimore) Inc.
TLC The Laser Center (Boca Raton) Limited Partnership
TLC The Laser Center (Carolina) Inc.
TLC The Laser Center (Connecticut) L.L.C.
TLC The Laser Center Detroit L.L.C.
TLC The Laser Center (Indiana) Inc.
TLC The Laser Center (Indiana) LLC
TLC The Laser Center (Institute) Inc.
TLC The Laser Center Kalamazoo L.L.C.
TLC The Laser Center Lansing L.L.C.
TLC The Laser Center London Inc.
TLC The Laser Center (Moncton) Inc.
TLC The Laser Center (Northeast) Inc.
TLC The Laser Center (Northwest) Inc.
TLC The Laser Center Patents Inc.
TLC The Laser Center (Pittsburgh) L.L.C.
TLC The Laser Center (Tri-Cities) Inc.
TLC USA, LLC
TLC Vision (USA) Corporation
TLC Vision Source, Inc.
TLC Whitten Laser Eye Associates LLC
Valley Laser Eye Center LLC
Vision Corporation
Vision Source LP
Vision Source Management LLC
Vision Source Marketing, Inc.
Wisconsin Refractive LLC


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